UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas, 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On March 31, 2025 (the “Closing Date”), Clear Channel International Holdings B.V. (the “Seller”), a wholly owned subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”), completed the previously disclosed sale of the entire issued share capital of Clear Channel Holdings Limited and, thereby, of all the businesses constituting the Company’s Europe-North segment (the “Transaction”) to Bauer Radio Limited, a private limited company incorporated and registered in England and Wales (the “Purchaser”).

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, Clear Channel International B.V. (“CCIBV”), an indirect, wholly owned subsidiary of the Company, voluntarily prepaid an aggregate of approximately $386.9 million (the “Payoff Amount”), representing the full outstanding principal amount, accrued and unpaid interest and related fees and expenses due under that certain Credit Agreement (the “CCIBV Credit Agreement”), dated as of March 22, 2024, by and among CCIBV, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), the lenders party thereto and J.P. Morgan SE, as lead arranger and bookrunner. For such prepayment, CCIBV used a portion of the cash proceeds from the Transaction (as described below). The Agent acknowledged receipt of the Payoff Amount, and as a result, and in connection therewith, on the Closing Date, CCIBV and the respective guarantors under the CCIBV Credit Agreement, and all collateral granted as security thereunder, were released, and the CCIBV Credit Agreement was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference to this Item 2.01. The Transaction was completed in accordance with the terms of the Share Purchase Agreement, dated as of January 8, 2025 (as amended from time to time, the “Share Purchase Agreement”), by and among the Seller, Clear Channel Outdoor, LLC, a wholly owned subsidiary of the Company, CCIBV and the Purchaser, for an aggregate purchase price of $625.0 million, subject to certain customary adjustments, and prior to the repayment in full of the obligations due under the CCIBV Credit Agreement as described in Item 1.02 of this Current Report on Form 8-K.

The foregoing description of the Share Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Share Purchase Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneous with the closing of the Transaction, Justin Cochrane, Chief Executive Officer of Clear Channel UK & Europe, has ceased to be an employee of the Company. In connection with his departure, on March 28, 2025, the Compensation Committee of the Board of Directors of the Company approved, expressly contingent upon the occurrence of the Closing Date, the accelerated vesting of (i) 221,410 outstanding time-based restricted stock units (“RSUs”) held by Mr. Cochrane that were scheduled to vest on or before March 31, 2026 and (ii) a number of performance stock units (“PSUs”) granted to Mr. Cochrane on May 2, 2023 (the “2023 Cochrane PSU Grant”) equal to 95.8% of the target number of underlying PSUs (i.e., 221,759 PSUs). For the avoidance of doubt, any other RSUs, any other PSUs subject to the 2023 Cochrane PSU Grant and any other grant of PSUs held by Mr. Cochrane that remained unvested as of the Closing Date, after giving effect to the foregoing acceleration, were immediately forfeited for no consideration.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2025, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

Pro forma financial information with respect to the Transaction is not required to be filed with this Current Report on Form 8-K because the Company previously reported the results of its Europe-North segment businesses as discontinued operations in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on February 24, 2025.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of January 8, 2025, by and among Clear Channel International Holdings B.V., Clear Channel Outdoor, LLC, Clear Channel International B.V. and Bauer Radio Limited (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025)

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on March 31, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2)(ii), as may be applicable, of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 31, 2025	By:	/s/ Lynn A. Feldman
Lynn A. Feldman
Executive Vice President, Chief Legal Officer and Corporate Secretary